Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Second Quarter 2016 Results

Second Quarter Net Income of $0.17 Per Share, an Increase of 13.3% Year over Year

Second Quarter Normalized FFO of $0.47 Per Share, an Increase of 6.8% Year over Year

Newton, MA (August 5, 2016):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and six months ended June 30, 2016.

Results for the Quarter Ended June 30, 2016:

Net income was $39.2 million, or $0.17 per diluted share, for the quarter ended June 30, 2016, compared to $36.4 million, or $0.15 per diluted share, for the quarter ended June 30, 2015, which represents an increase of 7.8%. The increase in net income per diluted share for the quarter ended June 30, 2016 primarily resulted from acquisitions and improved performance from properties owned continuously since April 1, 2015.

Normalized funds from operations, or Normalized FFO, were $111.7 million for the quarter ended June 30, 2016, compared to $104.2 million for the quarter ended June 30, 2015, which represents an increase of 7.2%.  Normalized FFO per diluted share for the quarter ended June 30, 2016 was $0.47, compared to $0.44 for the quarter ended June 30, 2015.

Cash basis net operating income, or Cash Basis NOI, was $157.6 million for the quarter ended June 30, 2016, compared to $147.3 million for the quarter ended June 30, 2015, which represents an increase of 7.0%. Contributions to the increase in Cash Basis NOI include $7.5 million from acquisitions and $2.8 million of increases at the same properties over the comparison period.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2016 and 2015 appear later in this press release. Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters ended June 30, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended June 30, 2016 and 2015 appear later in this press release.

Results for the Six Months Ended June 30, 2016:

Net income was $70.5 million, or $0.30 per diluted share, for the six months ended June 30, 2016, compared to $76.2 million, or $0.33 per diluted share, for the six months ended June 30, 2015, which represents a decrease of 7.4%. The decline in net income per diluted share for the six months ended June 30, 2016 primarily resulted from non-cash impairment of asset charges of $12.4 million, or $0.05 per diluted share, recorded during the six months ended June 30, 2016, partially offset by a gain on sale of $4.1 million, or $0.02 per diluted share, recorded during the six months ended June 30, 2016, related to the sale of one skilled nursing facility described below.

Normalized FFO were $222.0 million for the six months ended June 30, 2016, compared to $200.2 million for the six months ended June 30, 2015, which represents an increase of 10.9%.  Normalized FFO per diluted share for the six months ended June 30, 2016 was $0.94, compared to $0.88 for the six months ended June 30, 2015.

Cash Basis NOI was $312.0 million for the six months ended June 30, 2016, compared to $285.2 million for the six months ended June 30, 2015, which represents an increase of 9.4%. Contributions to the increase in Cash Basis NOI include $21.6 million from acquisitions and $5.2 million of increases at the same properties over the comparison period.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2016 and 2015 appear later in this press release. Reconciliations of NOI and Cash Basis NOI to net income determined in accordance with GAAP for the six months ended June 30, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the six months ended June 30, 2016 and 2015 appear later in this press release.

Operating Results:

For the quarter ended June 30, 2016, same property NOI and Cash Basis NOI increased 1.4% and 2.0%, respectively, compared to the quarter ended June 30, 2015.

For the quarter ended June 30, 2016, 41.6% of SNH’s NOI came from 123 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.6 million leasable square feet.  As of June 30, 2016, 95.9% of SNH’s MOB square feet were leased compared to 95.8% as of March 31, 2016 and 96.4% as of June 30, 2015.

Same property occupancy for SNH’s MOBs owned continuously since April 1, 2015 decreased to 95.8% as of June 30, 2016, compared to 96.4% as of June 30, 2015.  SNH’s MOB same property NOI remained substantially unchanged and same property Cash Basis NOI increased 0.7% for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015.

For the quarter ended June 30, 2016, 39.7% of SNH’s NOI came from 236 triple net leased senior living communities with 26,432 living units. Same property NOI and Cash Basis NOI for SNH’s triple net leased senior living communities increased 0.8% and 1.4%, respectively, for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015.  Occupancy at triple net leased senior living communities decreased to 85.4% for the most recently reported period, compared to 85.8% for the comparable period last year.(1) Same property occupancy decreased to 84.9% for the most recently reported period, compared to 85.8% for the same period last year.(1)

For the quarter ended June 30, 2016, 15.9% of SNH’s NOI came from 67 managed senior living communities with 8,634 living units.  Same property NOI and Cash Basis NOI for SNH’s managed senior living communities each increased 8.5% for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015. Occupancy for managed senior living communities was 87.1% for the quarter ended June 30, 2016, compared to 88.2% for the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since April 1, 2015 decreased to 86.6% for the quarter ended June 30, 2016 from 87.9% for the comparable period last year.  Same property average monthly rates increased 1.7% to $4,357 for the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015.

Acquisition Activity:

In May 2016, SNH acquired one senior living community with 38 private pay assisted living units, located in Georgia, for a purchase price of approximately $8.4 million, excluding closing costs. SNH acquired this community using a taxable REIT subsidiary structure and entered into a management agreement with Five Star Quality Care, Inc., or Five Star, to manage this community.

Also in May 2016, SNH acquired one MOB (one building), located in Florida, with approximately 166,000 square feet for a purchase price of $45.0 million, excluding closing costs.

In June 2016, SNH completed a $112.4 million sale and leaseback transaction with Five Star whereby SNH acquired seven senior living communities, located in four states (North Carolina: 3; South Carolina: 2; Tennessee: 1; and Virginia: 1), from Five Star and simultaneously entered into a new combination lease with Five Star for those communities for 12.5 years plus renewal options thereafter.  The initial annual rent payable by Five Star under the lease is $8.4 million.  In connection with entering the sale and leaseback transaction, SNH and Five Star also amended certain terms of the management agreements under which Five Star manages senior living communities for taxable REIT subsidiaries of SNH.

During the quarter ended June 30, 2016, SNH spent approximately $7.6 million on capital investments that will generate additional rent under its existing senior living communities’ leases.

(1) Occupancy ratios for triple net leased senior living communities are based upon operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter end. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended March 31, 2016 and 2015.  SNH has not independently verified our tenants’ operating data.

Disposition Activity:

In June 2016, SNH sold one skilled nursing facility, located in Pennsylvania, for approximately $9.1 million, excluding closing costs, and recognized a gain on sale of approximately $4.1 million.  In July 2016, SNH sold four MOBs (four buildings), located in Oklahoma, for approximately $20.2 million, excluding closing costs. These MOBs and one other MOB (one building), located in Pennsylvania, were classified as held for sale as of June 30, 2016.

Financing Activity:

In July 2016, SNH entered into loan agreements and obtained an aggregate $620.0 million secured debt financing. These loans are secured by one MOB (two buildings), located in Massachusetts, and mature in August 2026. The loans carry a weighted average fixed annual interest rate of 3.53%. SNH used the proceeds from these loans to repay in part the outstanding amount under its unsecured revolving credit facility and for general business purposes.

In April 2016, SNH prepaid, at par plus accrued interest, a mortgage note encumbering one property which had a maturity date in July 2016, an outstanding principal balance of $18.0 million and an annual interest rate of 4.65%. In July 2016, SNH prepaid, at par plus accrued interest, another mortgage note encumbering one property which had a maturity date in November 2016, an outstanding principal balance of approximately $11.9 million and an annual interest rate of 6.25%. Also in July 2016, SNH gave notice of its intention to prepay, at par plus accrued interest, two mortgage notes encumbering two properties which have maturity dates in November 2016, an aggregate outstanding principal balance of $80.0 million and a weighted average annual interest rate of 5.92%; SNH expects to make these prepayments in September 2016.

Conference Call:

On Friday, August 5, 2016, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard W. Siedel, Jr., Chief Financial Officer and Treasurer, will host a conference call to discuss the second quarter 2016 financial results.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, August 12, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10088726.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.  The transcription, recording and retransmission in any way of SNH’s second quarter 2016 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2016 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO PREPAY, AT PAR PLUS ACCRUED INTEREST, TWO MORTGAGE NOTES IN SEPTEMBER 2016. THERE CAN BE NO ASSURANCE THAT SNH WILL PREPAY THESE MORTGAGE NOTES.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$163,997	$155,546	325,419	$301,329
Residents fees and services	97,370	91,856	194,323	174,649
Total revenues	261,367	247,402	519,742	475,978

Expenses:
Property operating expenses	97,474	93,592	195,422	179,386
Depreciation and amortization	71,372	62,511	142,594	116,218
General and administrative	11,965	11,674	22,828	22,248
Acquisition related costs	180	4,617	619	5,775
Impairment of assets	4,961	—	12,351	—
Total expenses	185,952	172,394	373,814	323,627

Operating income	75,415	75,008	145,928	152,351

Dividend income	789	—	789	—
Interest and other income	177	142	242	217
Interest expense	(41,118)	(37,907)	(80,399)	(73,848)
Loss on early extinguishment of debt	—	(39)	(6)	(1,448)
Income from continuing operations before income tax expense and equity in earnings of an investee	35,263	37,204	66,554	77,272

Income tax expense	(108)	(129)	(202)	(239)
Equity in earnings of an investee	17	23	94	95
Income from continuing operations	35,172	37,098	66,446	77,128
Discontinued operations:
Loss from discontinued operations	—	(109)	—	(350)
Impairment of assets from discontinued operations	—	(602)	—	(602)
Income before gain on sale of properties	35,172	36,387	66,446	76,176
Gain on sale of properties	4,061	—	4,061	—
Net income	$39,233	$36,387	70,507	$76,176

Weighted average shares outstanding (basic)	237,325	235,549	237,320	228,501
Weighted average shares outstanding (diluted)	237,363	235,592	237,349	228,534

Per common share amounts (basic and diluted):
Income from continuing operations	$0.17	$0.16	$0.30	$0.34
Loss from discontinued operations	—	(0.01)	—	(0.01)
Net income per share	$0.17	$0.15	$0.30	$0.33

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1)(2):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income	$39,233	$36,387	$70,507	$76,176
Depreciation and amortization expense	71,372	62,511	142,594	116,218
Gain on sale of properties	(4,061)	—	(4,061)	—
Impairment of assets from continuing operations	4,961	—	12,351	—
Impairment of assets from discontinued operations	—	602	—	602
FFO	111,505	99,500	221,391	192,996

Acquisition related costs	180	4,617	619	5,775
Loss on early extinguishment of debt	—	39	6	1,448
Normalized FFO	$111,685	$104,156	$222,016	$200,219

Weighted average shares outstanding (basic)	237,325	235,549	237,320	228,501
Weighted average shares outstanding (diluted)	237,363	235,592	237,349	228,534

Net income per share (basic and diluted)	$0.17	$0.15	$0.30	$0.33
FFO per share (basic and diluted)	$0.47	$0.42	$0.93	$0.84
Normalized FFO per share (basic and diluted)	$0.47	$0.44	$0.94	$0.88
Distributions declared per share	$0.39	$0.39	$0.78	$0.78

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and SNH excludes acquisition related costs and gains and losses on early extinguishment of debt, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)         Effective with the quarter ended June 30, 2016, SNH has changed its calculation of Normalized FFO to no longer include adjustments for estimated percentage rent.  Historically, when calculating Normalized FFO, SNH estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters.  In calculating net income in accordance with GAAP, SNH recognizes percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned.  Normalized FFO for historical periods has been restated to be comparable with the current period calculation.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$163,997	$155,546	$325,419	$301,329
Residents fees and services	97,370	91,856	194,323	174,649
Total revenues	261,367	247,402	519,742	475,978
Property operating expenses	(97,474)	(93,592)	(195,422)	(179,386)
Property net operating income (NOI):	163,893	153,810	324,320	296,592
Non-cash straight line rent adjustments	(4,745)	(5,191)	(9,306)	(8,699)
Lease value amortization	(1,303)	(1,178)	(2,558)	(2,376)
Lease termination fee amortization	—	(163)	(42)	(268)
Non-cash amortization included in property operating expenses(2)	(199)	—	(398)	—
Cash Basis NOI	$157,646	$147,278	$312,016	$285,249

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$157,646	$147,278	$312,016	$285,249
Non-cash straight line rent adjustments	4,745	5,191	9,306	8,699
Lease value amortization	1,303	1,178	2,558	2,376
Lease termination fee amortization	—	163	42	268
Non-cash amortization included in property operating expenses(2)	199	—	398	—
Property NOI	163,893	153,810	324,320	296,592
Depreciation and amortization expense	(71,372)	(62,511)	(142,594)	(116,218)
General and administrative expense	(11,965)	(11,674)	(22,828)	(22,248)
Acquisition related costs	(180)	(4,617)	(619)	(5,775)
Impairment of assets	(4,961)	—	(12,351)	—
Operating income	75,415	75,008	145,928	152,351

Dividend income	789	—	789	—
Interest and other income	177	142	242	217
Interest expense	(41,118)	(37,907)	(80,399)	(73,848)
Loss on early extinguishment of debt	—	(39)	(6)	(1,448)
Income before income tax expense and equity in earnings of an investee	35,263	37,204	66,554	77,272
Income tax expense	(108)	(129)	(202)	(239)
Equity in earnings of an investee	17	23	94	95
Income from continuing operations	35,172	37,098	66,446	77,128
Discontinued operations
Loss from discontinued operations	—	(109)	—	(350)
Impairment of assets from discontinued operations	—	(602)	—	(602)
Income before gain on sale of properties	35,172	36,387	66,446	76,176
Gain on sale of properties	4,061	—	4,061	—
Net income	$39,233	$36,387	$70,507	$76,176

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SNH records those amounts as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)         SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(dollars in thousands)

(unaudited)

	For the Three Months Ended June 30, 2016					For the Three Months Ended June 30, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$66,441	$97,370	$92,978	$4,578	$261,367	$61,347	$91,856	$89,591	$4,608	$247,402
Property operating expenses	(423)	(71,642)	(25,409)	-	(97,474)	-	(69,792)	(23,800)	-	(93,592)
Property net operating income (NOI)	$66,018	$25,728	$67,569	$4,578	$163,893	$61,347	$22,064	$65,791	$4,608	$153,810
NOI change	7.6%	16.6%	2.7%	(0.7%)	6.6%

Property NOI	$66,018	$25,728	$67,569	$4,578	$163,893	$61,347	$22,064	$65,791	$4,608	$153,810
Less:
Non-cash straight line rent adjustments	1,148	-	3,460	137	4,745	1,251	-	3,803	137	5,191
Lease value amortization	-	-	1,248	55	1,303	-	-	1,123	55	1,178
Lease termination fee amortization	-	-	-	-	-	-	-	163	-	163
Non-cash amortization included in property operating expenses (3)	-	-	199	-	199	-	-	-	-	-
Cash Basis NOI	$64,870	$25,728	$62,662	$4,386	$157,646	$60,096	$22,064	$60,702	$4,416	$147,278
Cash Basis NOI change	7.9%	16.6%	3.2%	(0.7%)	7.0%

Reconciliation of NOI to Same Property NOI:
Property NOI	$66,018	$25,728	$67,569	$4,578	$163,893	$61,347	$22,064	$65,791	$4,608	$153,810
Less:
NOI not included in same property	10,261	4,467	1,795	-	16,523	6,032	2,477	(13)	-	8,496

Same property NOI (4)	$55,757	$21,261	$65,774	$4,578	$147,370	$55,315	$19,587	$65,804	$4,608	$145,314
Same property NOI change	0.8%	8.5%	(0.0%)	(0.7%)	1.4%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$55,757	$21,261	$65,774	$4,578	$147,370	$55,315	$19,587	$65,804	$4,608	$145,314
Less:
Non-cash straight line rent adjustments	96	-	3,280	137	3,513	444	-	3,803	137	4,384
Lease value amortization	-	-	1,185	55	1,240	-	-	1,123	55	1,178
Lease termination fee amortization	-	-	-	-	-	-	-	163	-	163
Non-cash amortization included in property operating expenses (3)	-	-	199	-	199	-	-	-	-	-
Same property cash basis NOI (4)	$55,661	$21,261	$61,110	$4,386	$142,418	$54,871	$19,587	$60,715	$4,416	$139,589
Same property cash basis NOI change	1.4%	8.5%	0.7%	(0.7%)	2.0%

(1) See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures. Excludes properties classified in discontinued operations.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4) Consists of properties owned continuously since April 1, 2015.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)

(dollars in thousands)

(unaudited)

	For the Six Months Ended June 30, 2016					For the Six Months Ended June 30, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$131,749	$194,323	$184,559	$9,111	$519,742	$116,598	$174,649	$175,592	$9,139	$475,978
Property operating expenses	(786)	(143,820)	(50,816)	-	(195,422)	-	(132,195)	(47,191)	-	(179,386)
Property net operating income (NOI)	$130,963	$50,503	$133,743	$9,111	$324,320	$116,598	$42,454	$128,401	$9,139	$296,592
NOI change	12.3%	19.0%	4.2%	(0.3%)	9.3%

Property NOI	$130,963	$50,503	$133,743	$9,111	$324,320	$116,598	$42,454	$128,401	$9,139	$296,592
Less:
Non-cash straight line rent adjustments	2,320	-	6,711	275	9,306	1,302	-	7,122	275	8,699
Lease value amortization	-	-	2,448	110	2,558	-	-	2,266	110	2,376
Lease termination fee amortization	-	-	42	-	42	-	-	268	-	268
Non-cash amortization included in property operating expenses (3)	-	-	398	-	398	-	-	-	-	-
Cash Basis NOI	$128,643	$50,503	$124,144	$8,726	$312,016	$115,296	$42,454	$118,745	$8,754	$285,249
Cash Basis NOI change	11.6%	19.0%	4.5%	(0.3%)	9.4%

Reconciliation of NOI to Same Property NOI:
Property NOI	$130,963	$50,503	$133,743	$9,111	$324,320	$116,598	$42,454	$128,401	$9,139	$296,592
Less:
NOI not included in same property	19,563	8,180	19,196	-	46,939	6,523	2,520	14,583	-	23,626

Same property NOI (4)	$111,400	$42,323	$114,547	$9,111	$277,381	$110,075	$39,934	$113,818	$9,139	$272,966
Same property NOI change	1.2%	6.0%	0.6%	(0.3%)	1.6%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$111,400	$42,323	$114,547	$9,111	$277,381	$110,075	$39,934	$113,818	$9,139	$272,966
Less:
Non-cash straight line rent adjustments	188	-	5,225	275	5,688	506	-	5,863	275	6,644
Lease value amortization	-	-	2,367	110	2,477	-	-	2,283	110	2,393
Lease termination fee amortization	-	-	42	-	42	-	-	268	-	268
Non-cash amortization included in property operating expenses (3)	-	-	351	-	351	-	-	-	-	-
Same property cash basis NOI (4)	$111,212	$42,323	$106,562	$8,726	$268,823	$109,569	$39,934	$105,404	$8,754	$263,661
Same property cash basis NOI change	1.5%	6.0%	1.1%	(0.3%)	2.0%

(1) See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures. Excludes properties classified in discontinued operations.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4) Consists of properties owned continuously since January 1, 2015.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	June 30,	December 31,
	2016	2015
ASSETS
Real estate properties	$7,655,032	$7,456,940
Accumulated depreciation	(1,236,109)	(1,147,540)
	6,418,923	6,309,400
Cash and cash equivalents	25,633	37,656
Restricted cash	7,026	6,155
Acquired real estate leases and other intangible assets, net	556,845	604,286
Other assets, net	257,340	202,593
Total assets	$7,265,767	$7,160,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$749,000	$775,000
Unsecured term loans, net	546,681	546,305
Senior unsecured notes, net	1,721,306	1,478,536
Secured debt and capital leases, net	647,176	679,295
Accrued interest	18,433	16,974
Assumed real estate lease obligations, net	111,712	115,363
Other liabilities	185,891	188,857
Total liabilities	3,980,199	3,800,330

Total shareholders’ equity	3,285,568	3,359,760
Total liabilities and shareholders’ equity	$7,265,767	$7,160,090

(END)